Exhibit 99.1

Monmouth Real Estate Investment Corporation

BELL WORKS

101 CRAWFORDS CORNER ROAD

SUITE 1405

HOLMDEL, NEW JERSEY 07733

A Public REIT Since 1968

____

INTERNET:	OFFICE:	EMAIL:
www.mreic.reit	(732) 577-9996	mreic@mreic.com

MONMOUTH REAL ESTATE INVESTMENT CORPORATION
INCREASES QUARTERLY DIVIDEND BY 5.9% TO $0.18 PER SHARE

HOLMDEL, N.J – January 14, 2021 — Monmouth Real Estate Investment Corporation (NYSE: MNR) (“Monmouth” or the “Company”) today announced that its Board of Directors declared a quarterly dividend of $0.18 per share of common stock, which represents a 5.9% increase over the previous quarterly dividend of $0.17 per share and an annualized dividend rate of $0.72 per share. This dividend is payable on March 15, 2021 to stockholders of record as of the close of business on February 16, 2021. Also on January 14, 2021, the Board of Directors declared a dividend for the period December 1, 2020 through February 28, 2021 of $0.3828125 per share on the Company’s 6.125% Series C Cumulative Redeemable Preferred Stock payable March 15, 2021 to stockholders of record as of the close of business on February 16, 2021. Series C preferred share dividends are cumulative and payable quarterly at an annual rate of $1.53125.

Demonstrating the Company’s resilient track record of delivering value to stockholders, Monmouth is now in its 30th consecutive year of having maintained or increased its dividend. In addition, Monmouth is one of the very few REITs that maintained its dividend throughout the Global Financial Crisis. Despite the COVID-19 pandemic, Monmouth is paying a higher per share dividend today than ever before. During fiscal 2020, Monmouth has seen strong demand for its properties and has the highest occupancy rate in the sector at 99.7%. The Company expects the combination of its two recent acquisitions totaling $170.0 million, a $169.3 million acquisition pipeline, substantial parking expansions currently taking place and increased occupancy to meaningfully contribute to its earnings per share and cash flow growth in fiscal 2021 and beyond.

“We are pleased to announce an increase in our quarterly dividend of 5.9% to $0.18 per share, which was driven by our strong financial and operational performance and confidence in our next phase of growth,” said Michael P. Landy, President and Chief Executive Officer at Monmouth. “This marks Monmouth’s third dividend increase in the past five years, totaling a 20% increase in that span, and reflects the strength of our state-of-the-art, ecommerce-oriented industrial portfolio and our unique approach to profitably serving investment grade tenants and their subsidiaries on long-term net leases. Thanks to our prescient investments in ecommerce related assets, high-quality acquisition pipeline, property expansion projects, and consistent focus on long-term value creation, the Monmouth Board is confident in the Company’s prospects and ability to continue returning value to stockholders while maintaining financial stability.”

About Monmouth Real Estate

Monmouth Real Estate Investment Corporation, founded in 1968, is one of the oldest public equity REITs in the world. We specialize in single tenant, net-leased industrial properties, subject to long-term leases, primarily to investment-grade tenants. Monmouth Real Estate is a fully integrated and self-managed real estate company, whose property portfolio consists of 121 properties, containing a total of approximately 24.5 million rentable square feet, geographically diversified across 31 states. Our occupancy rate as of this date is 99.7%.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide the Company’s current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, performance and underlying assumptions and other statements that are not historical facts. You can identify forward-looking statements by their use of forward-looking words, such as “may,” “will,” “anticipate,” “expect,” “believe,” “intend,” “plan,” “should,” “seek” or comparable terms, or the negative use of those words, but the absence of these words does not necessarily mean that a statement is not forward-looking. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. Forward-looking statements are not predictions of future events. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the Company. Some of these factors are described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020 and its other periodic reports filed with the Securities and Exchange Commission, which are accessible on the Securities and Exchange Commission’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included in the filings. These and other risks, uncertainties and factors could cause the Company’s actual results to differ materially from those included in any forward-looking statements it makes. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect it. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on these forward-looking statements, as events described or implied in such statements may not occur.

Contacts:

Investors:

Becky Coleridge

732-810-0907

Bruce Goldfarb/Chuck Garske/Teresa Huang

Okapi Partners

212-297-0720

info@okapipartners.com

Media:

Andrew Siegel/Jim Golden

Joele Frank

212-355-4449